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[KPMG LOGO]                                                        Exhibit 23.4


  Peat Marwick Plaza         Telephone 312 938 1000      Telefax 312 938 0449
  303 East Wacker Drive                                          312 938 3959
  Chicago, Il 60601-9973




                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 10, 1993 with respect to the consolidated financial statements of Rust-Olcum Corporation for the two years ended October 31, 1993 filed with RPM, Inc.'s Current Report on Form 8-K, dated June 28, 1994. We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus constituting part of this Registration Statement on Form S-3.



                                                     /s/ KPMG PEAT MARWICK LLP
                                                     KPMG PEAT MARWICK LLP



July 28, 1995